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                                  EXHIBIT 10.24

                         SEVERANCE PROTECTION AGREEMENT
                                     BETWEEN
              SPAN-AMERICA MEDICAL SYSTEMS, INC. AND CLYDE A. SHEW


        This Severance Protection Agreement (this "Agreement") is made and entered into effective the 25th day of July, 2002, by and between Clyde A. Shew, an individual (the "Executive"), and Span-America Medical Systems, Inc., a South Carolina corporation (the "Company").

                               W I T N E S S E T H

        WHEREAS the Company's Board of Directors (the "Board") has determined that it is essential and in the best interests of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control of the Company;

        WHEREAS, in order to induce the Executive to remain in the employ of the Company in the event of a threat or the occurrence of a Change in Control, the Company desires to provide the Executive with certain benefits in the event his or her employment is terminated as a result of, or in connection with, a Change in Control; and

        WHEREAS the Executive is willing to continue his or her employment with the Company under the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

        "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the employment termination date but not paid as of that date, including, without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the termination date, (iii) vacation pay, (iv) bonuses and incentive compensation, and (v) all other amounts to which the Executive is entitled under any compensation plan of the Company at the times such payments are due. For purposes of any termination pursuant to
Section 3.1.2, Accrued Compensation shall include the amount to which the Executive would have been entitled under any bonus plan of the Company for the fiscal year in which a Change in Control occurs, pro rated to reflect the portion of the year during which Executive was employed by the Company and based on an average of Executive's bonus payments over the three year period immediately prior to the termination.

        "Cause" shall mean as follows: A termination of employment is for "Cause" if the Executive has been convicted of a felony or a felony prosecution has been brought against the Executive or if the termination is evidenced by a resolution adopted in good faith by two-thirds ((2)/3) of the Board that the Executive (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or because of a Change in Control) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (ii) intentionally




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engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that (A) where the Executive has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be deemed to have been for Cause and the Executive shall be entitled to all the benefits provided by Section 3.1.2 or 3.1.3 hereof, as appropriate, from and after the date on which the prosecution of the Executive has been dismissed or a judgment of acquittal has been entered, whichever shall first occur; and (B) no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Any termination of the Executive's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this definition.

        "Change in Control" shall mean:

                (i) The acquisition by any Person (other than (A) any employee plan established by the Company; (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange
        Act); (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 35% or more of the combined voting power of the Company's then outstanding voting securities.

                (ii) During any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any





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        parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or (C) a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets; or

                (iv) The occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

        "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform Executive's duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Involuntary Termination" shall mean the termination of Executive's employment by the Executive which, in the sole judgment of the Executive, is due to (i) a change (other than a clearly immaterial change) of the Executive's responsibilities, position (including status as Vice President of Medical Sales and Marketing of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions), authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with Executive's positions, duties or responsibilities as in effect immediately prior to a Change in Control); or (ii) a change (other than a clearly immaterial change) in the terms or status (including the rolling two year termination date) of this Agreement; or (iii) a reduction (other than a clearly immaterial reduction) in the Executive's compensation or benefits; or
(iv) a forced relocation of the Executive outside the Greenville-Spartanburg area; or (v) a significant increase in the Executive's travel requirements (collectively "Status Changes"); provided, however, Executive must elect to terminate Executive's employment within two (2) years of the Status Change on which Executive bases Executive's employment termination.

        "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

        2. Term. Unless earlier terminated as provided herein, this Agreement shall have a rolling term of one year (the "Term") commencing on the date hereof. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party. Either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the one year following the date of such notice, and this Agreement shall terminate upon the expiration of such Term.

        3.      Termination of Employment.

                3.1. If, during the term of this Agreement, the Executive's employment with the Company is terminated within one year following a Change in Control under any of the following circumstances, the Executive shall be entitled to the following compensation and benefits.




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                       3.1.1.  If the Executive's employment with the Company
                shall be terminated (i) by the Company for Cause or Disability,
                (ii) by reason of the Executive's death, or (iii) by the Executive, other than any Involuntary Termination, the Company shall pay to the Executive all Accrued Compensation.

                        3.1.2. If the Company terminates Executive without Cause and otherwise for any reason other than death of Disability, including, without limitation, any Involuntary Termination, then Executive shall be entitled to receive immediately in a lump sum as severance upon such termination,
                (a) all Accrued Compensation, (b) aggregate compensation equal to one (1) times Executive's annual compensation at the rate in effect immediately prior to the Change in Control and (c) for certain lost benefits, an amount equal to 10% of the Executive's base salary at the rate in effect immediately prior to the Change in Control. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination.

                        3.1.3.  In the event of such termination pursuant to
                Section 3.1.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or Executive's total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 3.1.2 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon Executive's actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, Executive's dependents, beneficiaries and estate. Subject to applicable legal limits to the contrary, including, without limitation, limits applicable to incentive stock options under the Code, in the event of termination pursuant to Section 3.1.2, Executive shall have one (1) year from the date of such termination to exercise any outstanding stock options.

                3.2. No Mitigation. The payments hereunder are not subject to mitigation in the event Executive receives compensation and is no longer actively employed.

                3.3.    The severance pay and benefits provided for in this
        Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

        4.      Excess Parachute Payments.



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                4.1.    It is the intention of the parties hereto that the
        severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of
        Section 280G of the Code and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

                4.2. To the extent that payments under Section 3 cause a "parachute payment," as defined in Section 280G(b)(2) of the Code, the Company shall indemnify Executive and hold Executive harmless against all claims, losses, damages, penalties, expenses, and excise taxes relating thereto. To effect this indemnification, the Company shall pay Executive an additional amount that is sufficient to pay any excise tax imposed by Section 4999 of the Code on the payments and benefits to which Executive is entitled without the additional amount plus any penalties or interest imposed by the Internal Revenue Service in regard to such amounts, plus another additional amount sufficient to pay all the excise and income taxes on the additional amounts. The determination of any additional amount that must be paid under this section at any time shall be made in good faith by the independent auditors then employed by the Company.

        5. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

        6. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

        To the Company:      Span-America Medical Systems, Inc.

                             -----------------------------

                             -----------------------------

                             Attn:
                                    ----------------------

        To Executive:
                             -----------------------------

                             -----------------------------

                             -----------------------------

        Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

        7. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

        8. Entire Agreement. This Agreement, together with any agreement with respect to Executive's employment with the Company, forms the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangement, oral or written, between the parties hereto with respect to the subject matter hereof. In the event of any conflict between this



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Agreement and any other agreement with respect to any termination of Executive's employment with the Company, the provisions of this Agreement shall control.

        9. Not an Employment Agreement. This Agreement is not intended to be and shall not be construed to be an employment agreement between the Company and Executive. It is not intended to and shall not be construed to create, modify, or otherwise affect the current or future terms of Executive's employment by the Company except as expressly provided in Section 8.

        10. Non-Compete Cancellation. If the Executive is entitled to the payments and benefits described in 3.1.2, then any agreement by the Executive not to compete with the Company or its affiliates after the Executive's termination date shall be null and void and any such agreement shall be deemed to be amended accordingly.

        11. Executive's Expenses. The Company shall pay or reimburse the Executive for all costs, including reasonable attorney's, accountants' and actuary's fees and expenses, incurred by the Executive (i) to confirm the Executive's rights to and amounts of payments hereunder, (ii) to contest or dispute any termination of the Executive's employment following a Change in Control or seek to obtain or enforce any right or benefit provided by this Agreement in litigation or arbitration, or (iii) in connection with any audit by a taxing authority related to any payment or benefit hereunder, or any subsequent contest or litigation relating to the tax treatment of such payment or benefit. Upon demand therefor, the Company shall advance to the Executive any amount as to which the Company shall advance to the Executive any amount as to which the Executive reasonably believes he or she will b entitled pursuant to this Section 11 for costs that the Executive has incurred or will incur during the ninety (90) days following such demand.

        12. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by the parties hereto.

        13. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                SPAN-AMERICA MEDICAL SYSTEMS, INC.



                                By:
                                    -------------------------------------------
                                    Name:  James D. Ferguson
                                    Title: President and Chief Executive Officer



                                EXECUTIVE




                                -----------------------------------------------
                                    Name:  Clyde A. Shew




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